Exhibit 8.1

LUSE GORMAN, PC

Attorneys at Law

5335 Wisconsin Avenue, N.W., Suite 780

Washington, D.C. 20015

Telephone (202) 274-2000

Facsimile (202) 362-2902

www.luselaw.com

March 13, 2026

Boards of Trustees/Directors

Rhinebeck Bancorp, MHC

Rhinebeck Bancorp, Inc.

Rhinebeck Bank

2 Jefferson Plaza

Poughkeepsie, New York 12601

Boards of Trustees/Directors:

You have requested this firm’s opinion regarding the material federal income tax consequences that will result from the conversion of Rhinebeck Bancorp, MHC, a New York-chartered non-stock mutual holding company (the “Mutual Holding Company”), from the mutual holding company to the stock holding company form of organization (the “Conversion”), pursuant to the Plan of Conversion and Reorganization of Rhinebeck Bancorp, MHC, dated February 10, 2026 (the “Plan”), and the integrated transactions described below.

In connection with our opinion, we have made such investigations as we have deemed relevant for the purpose of this opinion. In our examination, we have assumed the authenticity of original documents, the accuracy of copies and the genuineness of signatures. We have further assumed the absence of adverse facts not apparent from the face of the instruments and documents we examined and we have relied upon the accuracy of the factual matters set forth in: (1) the Plan; (2) the Registration Statement filed by Rhinebeck Bancorp, Inc., a Maryland stock corporation (the “Holding Company”), with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended; and (3) the Application for Conversion on Form FR MM-AC filed by the Mutual Holding Company and the Application on Form FR Y-3 filed by the Holding Company, each with the Board of Governors of the Federal Reserve System (the “Federal Reserve”) and the Application for Conversion on Form 86-AC filed by the Mutual Holding Company with the New York State Department of Financial Services (the “NYSDFS”) (collectively, the “Applications”). In addition, we are relying on letters from RP Financial, LC., addressed to you and dated March 13, 2026, stating its belief as to certain valuation matters described below. Capitalized terms used but not defined herein shall have the same meaning as set forth in the Plan. Furthermore, we assume that each of the parties to the Conversion will comply with all reporting obligations with respect to the Conversion required under the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations thereunder (the “Treasury Regulations”).

Boards of Trustees/Directors

Rhinebeck Bancorp, MHC

Rhinebeck Bancorp, Inc.

Rhinebeck Bank

March 13, 2026

Our opinion is based upon the existing provisions of the Code, the Treasury Regulations, and upon current Internal Revenue Service (the “IRS”) published rulings and existing court decisions, any of which could change at any time. Any such change may be retroactive and could significantly modify the statements and opinions expressed herein. Similarly, any changes in the facts and assumptions stated herein, upon which this opinion is based, could modify the conclusions herein. This opinion is as of the date hereof, and we disclaim any obligation to advise you of any change in any matter considered herein after the date hereof.

We opine only as to the matters we expressly set forth herein, and no opinion should be inferred as to any other matters or as to the tax treatment of the Conversion and the integrated transactions described below that we do not specifically address. We express no opinion as to other federal laws and regulations, or as to laws and regulations of other jurisdictions, or as to factual or legal matters other than as set forth herein.

For purposes of this opinion, we are relying on the representations as to factual matters provided to us by the Mutual Holding Company, the Holding Company and Rhinebeck Bank, a New York-chartered stock savings bank (the “Bank”), as set forth in the certificates for the aforementioned entities, which are signed by an authorized officer of each of the aforementioned entities and are incorporated herein by reference.

Description of Proposed Transactions

Based upon our review of, and in reliance upon, the documents described above, we understand that the relevant facts are as follows. The Bank became the wholly owned subsidiary of the Holding Company in 2019. The Holding Company is a stock holding company. The owners of the Mutual Holding Company are the depositors of the Bank, who are entitled upon the complete liquidation of the Mutual Holding Company to any liquidation proceeds after the payment of creditors. At March 11, 2026, the Holding Company had 11,140,395 shares of common stock outstanding, of which 4,794,420 shares, or 43%, were owned by the public (the “Minority Shares”) and the remaining 6,345,975 shares of common stock of the Holding Company were owned by the Mutual Holding Company.

The Board of Trustees of the Mutual Holding Company and the Boards of Directors of the Holding Company and the Bank have adopted the Plan providing for the conversion of the Mutual Holding Company from a New York-chartered non-stock mutual holding company to the stock holding company form of organization. As part of the Conversion, the Holding Company will succeed to all the rights and obligations of the Mutual Holding Company and will offer shares of Holding Company Common Stock to depositors of the Bank and members of the general public in a stock offering (the “Offering”).

Boards of Trustees/Directors

Rhinebeck Bancorp, MHC

Rhinebeck Bancorp, Inc.

Rhinebeck Bank

March 13, 2026

Pursuant to the Plan, the Conversion will be effected as follows and in such order as is necessary to consummate the Conversion:

(1)	The Mutual Holding Company will convert its charter from a New York non-stock mutual holding company to a Delaware stock corporation (the “Delaware Corporation”) pursuant to Delaware law (the “MHC Charter Conversion”). Concurrently with the MHC Charter Conversion, the Delaware Corporation will establish a liquidation account, and depositors will receive interests in the liquidation account in the Delaware Corporation in exchange for their ownership interests in the Mutual Holding Company. The Delaware Corporation will not issue any capital stock.

(2)	Immediately after the MHC Charter Conversion, the Delaware Corporation will merge with and into the Holding Company with the Holding Company as the surviving entity (the “Merger”) whereby the shares of Holding Company common stock held by the Delaware Corporation will be cancelled and certain depositors (i.e., Eligible Account Holders and Supplemental Eligible Account Holders of the Bank) will constructively receive an interest in a liquidation account established in the Holding Company in exchange for their interests in the Delaware Corporation liquidation account. As part of the Merger, each of the Minority Shares will automatically, without further action on the part of the holders thereof, be converted into and become the right to receive new shares of Holding Company common stock, based on the Exchange Ratio, as further described herein (the “Exchange Shares”).

(3)	Immediately after the Merger, the Holding Company will offer for sale the new shares of Holding Company common stock (excluding the Exchange Shares) in the Offering.

(4)	The Holding Company will contribute at least 50% of the net proceeds of the Offering to the Bank in constructive exchange for additional common stock of the Bank and in exchange for the liquidation account established in the Bank (the “Bank Liquidation Account”).

Following the Conversion, the Liquidation Account will be maintained by the Holding Company for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders who continue to maintain their deposit accounts with the Bank. Pursuant to Section 19 of the Plan, the initial balance of the Liquidation Account will be equal to the product of (i) the Majority Ownership Interest and (ii) the Holding Company’s total stockholders’ equity as reflected in the latest statement of financial condition of the Holding Company contained in the final Prospectus used in the Conversion, plus the value of the net assets of the Mutual Holding Company (excluding its ownership of Holding Company common stock) as reflected in the latest statement of financial condition of the Mutual Holding Company before the effective date of the Conversion. The terms of the Liquidation Account and the Bank Liquidation Account, which supports the payment of the Liquidation Account in the event the Holding Company lacks sufficient net assets, are set forth in Section 19 of the Plan.

Boards of Trustees/Directors

Rhinebeck Bancorp, MHC

Rhinebeck Bancorp, Inc.

Rhinebeck Bank

March 13, 2026

As part of the Conversion, all of the then-outstanding shares of Holding Company common stock owned by Minority Stockholders will be exchanged for new shares of Holding Company Common Stock pursuant to the Exchange Ratio that ensures that after the Conversion, Minority Stockholders will own in the aggregate the same percentage of Holding Company Common Stock as they held immediately prior to the Conversion, exclusive of (i) Minority Stockholders’ purchases of additional shares of Holding Company Common Stock in the Offering, and (ii) cash received in lieu of fractional shares.

Upon completion of the Conversion and Offering, the Holding Company will continue to be a publicly-held corporation, its common stock will continue to be registered under Section 12(b) of the Securities Exchange Act of 1934, as amended, will continue to be subject to the rules and regulations thereunder, and will continue to file periodic reports and proxy statements with the SEC. The Bank will continue to be a wholly owned subsidiary of the Holding Company and will continue to carry on its business and activities as conducted immediately before the Conversion.

The stockholders of the Holding Company will be the former Minority Stockholders of the Holding Company immediately prior to the Conversion, plus those persons who purchase shares of Holding Company Common Stock in the Offering. Nontransferable rights to subscribe for the Holding Company Common Stock have been granted, in order of priority, to Eligible Account Holders, the Bank’s tax-qualified employee plans, Supplemental Eligible Account Holders, and certain depositors of the Bank as of the Voting Record Date who qualify as Voting Members (“Other Depositors”). The Holding Company will also offer shares of Holding Company Common Stock not subscribed for in the Subscription Offering, if any, for sale in a Community Offering (with preferences given first to persons residing in the Albany, Dutchess, Orange and Ulster Counties, New York, and if shares remain unsold after the subscription and community offerings, shares may be offered, at the sole discretion of the Holding Company, to members of the general public in a Syndicated Community Offering and/or Firm Commitment Underwritten Offering.

Boards of Trustees/Directors

Rhinebeck Bancorp, MHC

Rhinebeck Bancorp, Inc.

Rhinebeck Bank

March 13, 2026

Opinions

Based on the foregoing description of the Conversion, and subject to the qualifications and limitations set forth in this letter, we are of the opinion that:

1.            The MHC Charter Conversion will constitute a reorganization within the meaning of Code Section 368(a)(1)(F), and no gain or loss will be recognized by either the Mutual Holding Company or the Delaware Corporation as a result of the MHC Charter Conversion, and no gain or loss will be recognized by the exchange of Eligible Account Holders and Supplemental Eligible Account Holders’ liquidation interests in the Mutual Holding Company for interests in the liquidation account of the Delaware Corporation.

2.            The Mutual Holding Company will not recognize any gain or loss on the transfer of its assets to the Delaware Corporation and the Delaware Corporation’s assumption of its liabilities in exchange for liquidation interests in the Mutual Holding Company and the distribution of the interests in the liquidation account of the Delaware Corporation to the Eligible Account Holders and Supplemental Eligible Account Holders (Sections 361(a), 361(c) and 357(a) of the Code).

3.            No gain or loss will be recognized by the Delaware Corporation upon the receipt of the assets of the Mutual Holding Company in the MHC Charter Conversion (Section 1032(a) of the Code).

4.            The basis of the assets of the Mutual Holding Company to be received by the Delaware Corporation will be the same as the basis of such assets in the Mutual Holding Company immediately prior to the transfer (Section 362(b) of the Code).

5.            The holding period of the assets of the Mutual Holding Company to be received by the Delaware Corporation will include the holding period of those assets in the Mutual Holding Company immediately prior to the transfer (Section 1223(2) of the Code).

6.            Eligible Account Holders and Supplemental Eligible Account Holders will not recognize any gain or loss upon the constructive exchange of their liquidation interests in the Mutual Holding Company for interests in the liquidation account in the Delaware Corporation (Section 354 of the Code).

7.            The Merger will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Code. (Section 368(a)(l)(A) of the Code).

Boards of Trustees/Directors

Rhinebeck Bancorp, MHC

Rhinebeck Bancorp, Inc.

Rhinebeck Bank

March 13, 2026

8.            The exchange of the Eligible Account Holders and Supplemental Eligible Account Holders’ liquidation account in the Delaware Corporation for interests in the Liquidation Account in the Holding Company in the Merger will satisfy the continuity of interest requirement of Section 1.368-1(b) of the Treasury Regulations. (cf. Rev. Rul. 69-3, 1969-1 C.B. 103, and Rev. Rul. 69-646, 1969-2 C.B. 54).

9.            No gain or loss will be recognized by the Delaware Corporation on the transfer of its assets to the Holding Company and the Holding Company’s assumption of its liabilities, if any, in exchange for interests in the Liquidation Account in the Holding Company or on the distribution of such Liquidation Account interests to certain depositors of the Bank (i.e., the former owners of the Mutual Holding Company who become the owners of the Delaware Corporation as a result of the MHC Charter Conversion and who are either Eligible Account Holders or Supplemental Eligible Account Holders of the Bank). (Section 361(a), 361(c) and 357(a) of the Code).

10.            No gain or loss will be recognized by the Holding Company upon the receipt of the assets of the Delaware Corporation in the Merger in exchange for the transfer of the Liquidation Account interests in the Holding Company to certain depositors of the Bank. (Section 1032(a) of the Code).

11.            Depositors of the Bank who have interests in the liquidation account of the Delaware Corporation will recognize no gain or loss upon the receipt of an interest in the Liquidation Account in the Holding Company in exchange for their interests in the liquidation account of the Delaware Corporation. (Section 354(a) of the Code).

12.            The basis of the assets of the Delaware Corporation to be received by the Holding Company (except for the shares of Holding Company common stock held by the Delaware Corporation, which will be cancelled as a result of the Merger) will be the same as the basis of such assets in the Delaware Corporation immediately prior to the transfer. (Section 362(b) of the Code).

13.            The Holding Company’s holding period of the assets transferred from the Delaware Corporation will include the holding period of those assets for the period held by Delaware Corporation. (Section 1223(2) of the Code).

14.            Except with respect to the receipt of cash in lieu of fractional share interests, the Minority Stockholders will not recognize any gain or loss upon their exchange of shares of Holding Company common stock for new shares of Holding Company Common Stock. (Section 354 of the Code).

Boards of Trustees/Directors

Rhinebeck Bancorp, MHC

Rhinebeck Bancorp, Inc.

Rhinebeck Bank

March 13, 2026

15.            The payment of cash to the Minority Stockholders in lieu of fractional shares of Holding Company Common Stock will be treated as though the fractional shares were distributed as part of the Merger and then redeemed by the Holding Company. The cash payments will be treated as distributions in full payment for the fractional shares deemed redeemed under Section 302(a) of the Code, with the result that such stockholders will have short-term or long-term capital gain or loss to the extent that the cash they receive differs from the basis allocable to such fractional shares. (Rev. Rul. 66-365, 1966-2 C.B. 116 and Rev. Proc. 77-41, 1977-2 C.B. 574).

16.            It is more likely than not that the fair market value of the nontransferable subscription rights to purchase shares of Holding Company Common Stock is zero. Accordingly, it is more likely than not that no gain or loss will be recognized by Eligible Account Holders, Supplemental Eligible Account Holders and Other Depositors upon distribution to them of nontransferable subscription rights to purchase shares of Holding Company Common Stock. (Section 356(a) of the Code). Eligible Account Holders, Supplemental Eligible Account Holders and Other Depositors will not realize any taxable income as a result of their exercise of the nontransferable subscription rights. (Rev. Rul. 56-572, 1956-2 C.B. 182).

17.            It is more likely than not that the fair market value, at the effective date of the Conversion, of the benefit to Eligible Account Holders and Supplemental Eligible Account Holders provided by an interest in the Bank Liquidation Account which they receive is zero. Pursuant to the Plan, the Bank Liquidation Account supports the payment of the Liquidation Account in the unlikely event that either the Bank (or the Holding Company and the Bank) were to liquidate after the Conversion (including a liquidation of the Bank or the Bank and the Holding Company in a purchase and assumption transaction with a credit union acquiror) when the Holding Company lacks sufficient net assets to pay the distributions from the Liquidation Account when due. Accordingly, it is more likely than not that no gain or loss will be recognized by Eligible Account Holders and Supplemental Eligible Account Holders upon the distribution to them of such rights in the Bank Liquidation Account as of the effective date of the Conversion. (Section 356(a) of the Code).

18.            Each stockholder’s aggregate basis in such stockholder’s new shares of Holding Company Common Stock received in the exchange will be the same as such stockholder’s aggregate basis in the shares of Holding Company common stock surrendered in exchange therefor. (Section 358(a) of the Code).

19.            Each stockholder’s holding period in such stockholder’s shares of Holding Company Common Stock received in the exchange will include the period during which the shares of Holding Company common stock surrendered was held, provided that the common stock surrendered is a capital asset in the hands of the stockholder on the date of the exchange. (Section 1223(1) of the Code).

Boards of Trustees/Directors

Rhinebeck Bancorp, MHC

Rhinebeck Bancorp, Inc.

Rhinebeck Bank

March 13, 2026

20.            The basis of the shares of Holding Company Common Stock purchased in the Offering by the exercise of the nontransferable subscription rights will be the purchase price thereof. (Section 1012 of the Code).

21.            The holding period of the shares of Holding Company Common Stock purchased pursuant to the exercise of nontransferable subscription rights will commence on the date on which the right to acquire such shares was exercised. (Section 1223(5) of the Code).

22.            No gain or loss will be recognized by the Holding Company on the receipt of money in exchange for shares of Holding Company Common Stock sold in the Offering. (Section 1032 of the Code).

Opinion 20 above is predicated on the representation that no person will receive any payment, whether in money or property, in lieu of the issuance of nontransferable subscription rights. Opinions 16 and 19 above are based on the position that the subscription rights to purchase shares of Holding Company Common Stock received by Eligible Account Holders, Supplemental Eligible Account Holders and Other Depositors have a fair market value of zero. We understand that the subscription rights will be granted at no cost to the recipients, will be legally nontransferable and of short duration, and will provide the recipient with the right only to purchase shares of Holding Company Common Stock at the same price to be paid by members of the general public in any Community Offering or Syndicated Community Offering. We also note that the IRS has not in the past concluded that subscription rights have value. In addition, we are relying on a letter from RP Financial, LC. to you stating its belief that subscription rights do not have any economic value at the time of distribution or at the time the rights are exercised in the Offering. Based on the foregoing, we believe it is more likely than not that the nontransferable subscription rights to purchase Holding Company Common Stock have no value.

If the subscription rights are subsequently found to have economic value, income may be recognized by various recipients of the subscription rights (in certain cases, whether or not the rights are exercised) and the Holding Company and/or the Bank may be subject to tax on the distribution of the subscription rights.

Boards of Trustees/Directors

Rhinebeck Bancorp, MHC

Rhinebeck Bancorp, Inc.

Rhinebeck Bank

March 13, 2026

Opinion 17 above is based on the premise that the benefit provided by the Bank Liquidation Account supporting the payment of the Liquidation Account in the event the Holding Company lacks sufficient net assets has a fair market value of zero at the time of the Conversion. The Bank Liquidation Account payment obligation arises only if the Holding Company lacks sufficient net assets to fund the Liquidation Account in a solvent liquidation of the Bank and/or Holding Company or if the Bank (or Bank and Holding Company) enters into a transaction to transfer its assets and liabilities to a credit union. We understand that: (i) no holder of an interest in a liquidation account has ever received payment of an interest in a liquidation account attributable to the liquidation of a solvent bank and/or holding company (other than as set forth below); (ii) the interests in the Liquidation Account and Bank Liquidation Account are not transferable by an Eligible Account Holder or Supplemental Eligible Account Holder; (iii) the amounts due under the Liquidation Account with respect to each Eligible Account Holder and Supplemental Eligible Account Holder will be reduced as their deposits in the Bank are reduced, as described in the Plan; and (iv) holders of an interest in a Liquidation Account have received payments of their interest in only a limited number of instances (out of hundreds of transactions involving mergers, acquisitions and the purchase of assets and assumption of liabilities of holding companies and subsidiary banks). These instances involved the purchase of the bank’s assets, and the assumption of its liabilities, by a credit union. However, not all states permit the sale of a bank’s assets to credit unions, further limiting the opportunity for this type of transaction. We also note that the U.S. Supreme Court in Paulsen v. Commissioner, 469 U.S. 131 (1985) stated the following:

“The right to participate in the net proceeds of a solvent liquidation is also not a significant part of the value of the shares. Referring to the possibility of a solvent liquidation of a mutual savings association, this Court observed: ‘It stretches the imagination very far to attribute any real value to such a remote contingency, and when coupled with the fact that it represents nothing which the depositor can readily transfer, any theoretical value reduces almost to the vanishing point.’ Society for Savings v. Bowers, 349 U.S. 143, 150 (1955).”

In the present case, we believe that the same analysis as was applied in Paulsen and Society for Savings can be applied to the extremely remote contingency that a depositor of the Bank will, at some undetermined time in the future, realize value from the sale of the Bank’s assets to a credit union. First, some states prohibit a credit union from acquiring a bank’s assets through a purchase and assumption transaction. Second, although others do, as noted above, there have been only a limited number of instances where a credit union has acquired the assets of a bank where an amount representing the then-value of a liquidation account has been (or will be) paid to the bank’s eligible depositors. These instances all involved former mutual banks that were required to establish liquidation accounts in a conversion to a stock bank and which later engaged in a purchase and assumption transaction with a credit union. We are aware of less than 15 out of hundreds of converted former mutual banks since 1816 (the date the first mutual bank was chartered, in Massachusetts) that have engaged in purchase and assumption transactions with credit unions and have been required to distribute to their depositors the remains of any liquidation accounts. Under these circumstances, we agree with the statement by the Supreme Court in Society for Savings that “any theoretical value reduces almost to the vanishing point.”

Boards of Trustees/Directors

Rhinebeck Bancorp, MHC

Rhinebeck Bancorp, Inc.

Rhinebeck Bank

March 13, 2026

In addition, we are relying on a letter from RP Financial, LC. to you stating its belief that the benefit provided by the Bank Liquidation Account supporting the payment of the Liquidation Account does not have any economic value at the time of the Conversion. Based on the foregoing, we believe it is more likely than not that such rights in the Bank Liquidation Account have no value.

If the IRS were to subsequently find that the Bank Liquidation Account had economic value as of the time of the Conversion, each Eligible Account Holder and Supplemental Eligible Account Holder may need to recognize income in the amount of the fair market value of their interest in the Bank Liquidation Account as of the effective date of the Conversion. However, we are not aware of any situation where rights in a bank liquidation account have been found to have an economic value at the time of a mutual-to-stock conversion of a mutual bank or a second-step conversion of a mutual holding company.

[Signature Page Follows]

Boards of Trustees/Directors

Rhinebeck Bancorp, MHC

Rhinebeck Bancorp, Inc.

Rhinebeck Bank

March 13, 2026

CONSENT

We hereby consent to the filing of this opinion as an exhibit to the Mutual Holding Company’s Applications, as filed with the Federal Reserve and the NYSDFS, and to the Holding Company’s Registration Statement on Form S-1, as filed with the SEC. We also consent to the references to our firm in the Prospectus contained in the Applications and the Form S-1 under the captions “The Conversion and Offering – Material Income Tax Consequences” and “Legal Matters.” By giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

Luse Gorman, PC